UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2016

VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2000 West Park Drive Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 3, 2016 (the “Closing Date”), pursuant to a share purchase agreement (the “SPA”), dated as of November 5, 2015, by and among Virtusa Consulting Services Private Limited (“Virtusa India”), a subsidiary of Virtusa Corporation (“Virtusa” or the “Company”), Polaris Consulting & Services Limited (“Polaris”) and the Promoter Sellers named therein, as amended on February 25, 2016, the Company completed its previously announced purchase of 53,133,127 shares, or approximately 51.7% of the fully-diluted capitalization of Polaris from certain Polaris shareholders for approximately $165.89 million in cash (the “Polaris SPA Transaction”). In connection with the purchase and under applicable India Takeover rules, Virtusa India expects to make an unconditional mandatory offer (the “Open Offer”) to the Polaris public shareholders to purchase up to an additional 26.0% of the outstanding shares of Polaris for approximately $86.1 million in cash beginning on March 11, 2016.

The foregoing description of the purchase is qualified in its entirety by reference to the complete terms and conditions of the SPA, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 5, 2015, as amended by the Amendment to Share Purchase Agreement, dated as of February 25, 2016, by and among the Company, Polaris Consulting & Services Ltd. and the other parties thereto, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 2, 2016.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the closing of the SPA on March 3, 2016, Virtusa announced that Mr. Jitin Goyal has been appointed as President, Banking and Financial Services (“BFS”) of Virtusa and Polaris.

Mr. Jitin Goyal, age 45, is also currently the Chief Executive Officer and Executive Director of Polaris, on which board Mr. Goyal will continue to serve after the closing of the SPA. Mr. Goyal has served as an Executive Director of Polaris since November 2014 and has served as Chief Executive Officer of Polaris since May 2013. Mr. Goyal has also served as Head of Worldwide Sales & Account Management at Polaris Financial Technology Limited since October 2012. Prior to joining Polaris, from December 1998 to October 2008, Mr. Goyal worked at Infosys Technologies Limited, a business consulting, information technology, software engineering and outsourcing services company where he served as Vice President for EMEA and was a member of Infosys’ Tier-1 leadership team. Prior to Infosys, from May 1994 to November 1998, Mr. Goyal worked at Citibank N A, Inc., a multinational financial services corporation in India and held various roles in corporate banking and treasury and capital markets.  Additionally, between November 2008 and September 2012, Mr. Goyal founded several ventures in areas including environment and sustainability, digital animation and technology innovation. Mr. Goyal continues to be the principal shareholder and director of Occam Technologies, a private company in India that he founded in July 2010. Mr. Goyal holds an MBA in Finance & Strategy from the Indian Institute of Management (Calcutta) and a BE in Electronics from Thapar Institute of Engineering & Technology.

In connection with the appointment of Mr. Goyal as President, BFS, of Virtusa and Polaris, we have approved certain compensation arrangements for Mr. Goyal, summarized below. For the fiscal year ending March 31, 2016, Mr. Goyal’s annual base salary is £280,800 ($395,928 at a spot rate of 1.41) and his variable cash compensation, subject to the approval of our board of directors and the board of directors of Polaris, on a discretionary basis, is £151,200 ($213,192 at a spot rate of 1.41). In addition, on October 24, 2012 Polaris granted Mr. Goyal an option to purchase 100,000 shares of Polaris stock at 90.83 INR per share with vesting at 10%, 15%, 20%, 25% and 30% on each anniversary of the grant date and 1,000,000 shares of Polaris stock on March 10, 2014 at 103.46 INR per share with vesting of 33% each year, starting on March 9, 2017, with each grant being made under the Polaris stock option plan. Upon the change of control of Polaris, each stock option grant forward-vested by 12 months. In connection with Mr. Goyal’s employment contract with Polaris Software Lab Ltd. dated as of September 26, 2012, he is entitled to severance in the form of 6 months’ base pay and benefits and is subject to a 12-month non-compete and non-solicit of clients and employees.  The foregoing description of Mr. Goyal’s employment contract with Polaris is qualified in its entirety by reference to the complete terms and conditions thereof, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Other than the acquisition of Polaris described in Item 2.01 above, which description is hereby incorporated by reference in this Item 5.02, there are no transactions of the type described in Item 404 of Regulation S-K in which the Company was or is to be a participant in which Mr. Goyal had or will have a direct or indirect material interest.  There are no family relationships of the type described in Item 401(d) of Regulation S-K between Mr. Goyal and any director or executive officer of the Company.

In addition, effective upon the closing of the SPA on March 3, 2016, Mr. Raj Rajgopal, formerly President of Virtusa, became the President, Enterprise Transformation Services (“ETS”) of the Company and Polaris. Mr. Rajgopal’s existing base salary of $375,000 and variable cash bonus target of $350,000 for the fiscal year ending March 31, 2016 were not modified in connection with the change in his position.

Item 8.01.  Other Events.

On March 3, 2016, the Company issued a press release, titled “Virtusa Completes Acquisition of Majority Interest in Polaris Consulting & Services, Ltd.”, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                         Financial Statements and Exhibits

(a)                                 Financial statements of businesses acquired.  The financial information required by this Item 9.01(a) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b)                                 Pro Forma Financial Information.  The financial information required by this Item 9.01(b) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(c)                                  Exhibits:

Exhibit No.	Description

10.1	Polaris Employment Contract, dated September 26, 2012, between Polaris Software Lab Ltd. and Jitin Goyal.
99.1	Press release, dated March 3, 2016, titled “Virtusa Completes Acquisition of Majority Interest in Polaris Consulting & Services, Ltd.”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation

Date: March 9, 2016	By:	/s/ Ranjan Kalia
Ranjan Kalia
Chief Financial Officer
(Principal Financial and
Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Polaris Employment Contract, dated September 26, 2012, between Polaris Software Lab Ltd. and Jitin Goyal.
99.1	Press release, dated March 3, 2016, titled “Virtusa Completes Acquisition of Majority Interest in Polaris Consulting & Services, Ltd.”.